Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
VIKING THERAPEUTICS, INC.,
a Delaware corporation

SECTION 1. OFFICES

The principal office of Viking Therapeutics, Inc., a Delaware corporation (the “Corporation”), shall be located at the principal place of business or such other place as the Board of Directors of the Corporation (the “Board”) may designate. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may require from time to time.

SECTION 2. STOCKHOLDERS

2.1 Annual Meeting

(a) The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as shall be fixed by resolution of the Board, for the purpose of electing directors and transacting such other business as may properly come before such meeting. Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board; or (iii) by any stockholder of the Corporation present in person who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 2.1(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.1. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders. Notwithstanding anything to the contrary in this Section 2.1, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the applicable meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.1, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appears at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust.

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before such meeting.

(i) For nominations for the election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.1(a), (A) the stockholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 2.1(b)(iv) and must update and supplement such written notice on a timely basis as set forth in Section 2.1(c), (B) the stockholder must have complied in all respects with the requirements of Section 14 of the 1934 Act, including, without limitation, the requirements of Rule 14a-19 under the 1934 Act (“Rule 14a-19”) (as such rule and regulations thereunder may be amended from time to time by the Securities and Exchange Commission (the “SEC”), including any SEC Staff interpretations relating thereto) and (C) the Board or an executive officer designated thereby shall have determined that the stockholder has satisfied the requirements of this clause (B) of Section 2.1(b)(i), including without limitation, the satisfaction of any undertaking delivered under this Section 2.1. Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee; (2) the principal occupation or employment of such nominee; (3) the class, series and number of shares of each class of capital stock of the Corporation which are, directly or indirectly, owned of record and beneficially by such nominee; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; (5) any Derivative Transaction by such nominee during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions, (6) any direct or indirect compensatory, payment, indemnification, reimbursement or other arrangement, agreement or understanding between or among the Proponents (as defined below) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board (such arrangement, agreement or understanding, a “Third Party Compensation Arrangement”), (7) any agreement, arrangement or understanding between any Proponent, on the one hand, and the nominee, on the other hand, related to any subject matter that will be material in such nominating stockholder’s solicitation of stockholders (including, without limitation, matters of social, labor, environmental and governance policy), regardless of whether such agreement, arrangement or understanding relates specifically to the Corporation, (8) any direct or indirect material interest in any material contract or agreement between or among any Proponent, on the one hand, and each nominee or his or her respective associates or any other participants in such solicitation, on the other hand, including without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proponent were the “registrant” for purposes of such rule and the nominee were a director or executive officer for such registrant, (9) with respect to each nominee for election or re-election to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.1(f) of these Bylaws and (10) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that would otherwise be required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder; and (B) the information required by Section 2.1(b)(iii). The Corporation may require any proposed nominee to furnish (1) such information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. If requested by the Corporation, any supplemental information required shall be provided by such stockholder within ten (10) days after it has been requested by the Corporation. In addition, the Board may require any nominee to submit to interviews with the Board or any committee thereof, and such nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board or any committee thereof. In the absence of furnishing of any such information of the kind specified in this Section 2.1(b)(i) if requested, such stockholder’s nomination shall not be considered in proper form to be brought before an annual meeting.

(ii) Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.1(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the Corporation on a timely basis as set forth in Section 2.1(b)(iv), and must update and supplement such written notice on a timely basis as set forth in Section 2.1(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 2.1(b)(v).

(iii) For nominations for the election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.1(a) of these Bylaws, any notice to the Secretary shall set forth, as of the date of such notice and as to the Proponents: (A) the information required by clauses (A) to (H) of Section 2.1(b)(v) of these Bylaws below, and the supplement referenced in the second sentence of Section 2.1(b)(v) below, (B) a written representation to the Corporation that such stockholder has complied in all respects with the requirements of Section 14 of the 1934 Act, including without limitation, the requirements of Rule 14a-19 (as such rule and regulations thereunder may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto), (C) a written undertaking by such stockholder giving notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, by such beneficial owner, that such stockholder or beneficial owner will deliver to beneficial owners of shares representing at least sixty-seven percent (67%) of the voting power of the stock entitled to vote generally in the election of directors either (x) at least twenty (20) calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its nominee or (y) at least forty (40) calendar days before the annual meeting, a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the 1934 Act, (D) a description of any agreement, arrangement or understanding (whether oral or written) between any nominating stockholder, on the one hand, and a Proponent (other than the nominating stockholder), on the other hand, related to any subject matter that will be material in the nominating stockholder’s solicitation of stockholders (including, without limitation, matters of social, labor, environmental and governance policy), regardless of whether such agreement, arrangement or undertaking relates specifically to the Corporation, (E) with respect to each Proponent, the information that would be disclosed with respect to them under Item 5(b) of Schedule 14A under the 1934 Act, assuming that each such person was deemed a “participant” as defined in paragraphs (a)(ii), (iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A and (F) such other information as may be reasonably requested by the Corporation to facilitate disclosure to stockholders of all material facts that, in the reasonable discretion of the Corporation, are relevant for stockholders to make an informed decision on the director election proposal, including information regarding any Proponent.

(iv) To be timely, the written notice required by Section 2.1(b)(i) or 2.1(b)(ii) must be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Pacific Time on the ninetieth (90th) day nor earlier than 5:00 p.m., Pacific Time on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 2.1(b)(iv), in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received by the Secretary not earlier than 5:00 p.m., Pacific Time on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Time on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For purposes of the first annual meeting of stockholders of the Corporation held after the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Corporation to the public, the first anniversary of such annual meeting shall be deemed to be on the date so fixed by resolution of the Board prior to such first annual meeting and the notice required by this Section 2.1 shall be considered to be timely with respect to such first annual meeting if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Pacific Time on the tenth (10th) day following the day on which public announcement of such date is first made by the Corporation. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(v) The written notice required by Section 2.1(b)(i) or 2.1(b)(ii) shall also set forth, as of the date of the notice and as to the Proponents: (A) the name and address of each Proponent, as they appear on the Corporation’s books; (B) the class, series and number of shares of stock and debt instruments of the Corporation that are, directly or indirectly, owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) any right to dividends on the Corporation’s securities beneficially owned by any Proponent that are separated or separable from the underlying security; (E) a representation that the stockholders are holders of record of shares of the Corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 2.1(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 2.1(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; (G) any other information relating to each Proponent or others acting in concert with them or the nomination or proposal that, in each case, would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, such proposal and/or the election of directors in a contested election (even if an election contest is not involved) pursuant to Section 14 of the 1934 Act; (H) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12)-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; and (I) with respect to a notice under Section 2.1(b)(ii), a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to a number of holders of the Corporation’s voting shares sufficient to carry such proposal. In addition, any such notice must be supplemented not later than ten (10) days following the record date for notice of the meeting to disclose the information contained in clauses (B) and (H) above as of the record date for notice of the meeting.

For purposes of this Section 2.1, (A) a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation,

(x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation,

(y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes with respect to any securities of the Corporation, or

(z) which provides the right to vote or increase or decrease the voting power of such Proponent, or any of its affiliates or associates, directly or indirectly, with respect to any securities of the Corporation, which agreement, arrangement, interest or understanding described in clause (w), (x), (y) or (z) above may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(B) “Proponents” means the stockholder giving the notice, together with (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the Corporation owned or record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made or (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y).

(c) A stockholder providing written notice required by Section 2.1(b)(i) or (ii) shall update and supplement such notice in writing, and a nominee shall further update and supplement the materials delivered pursuant to this Sections 2.1(b) and 2.1(f), if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to vote at the meeting and (ii) the date that is ten (10) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to the date of such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 2.1(c), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to vote at the meeting; provided that if such date is after the date of the meeting, not later than the date prior to the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 2.1(c), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date of the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to the date of such adjourned or postponed meeting.

(d) For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these Bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these Bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 2.1 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(e) Notwithstanding anything in Section 2.1(b)(iv) to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board, made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 2.1(b)(iv), a stockholder’s notice required by this Section 2.1 and which complies with the requirements in Section 2.1(b)(i), other than the timing requirements in Section 2.1(b)(iv), also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Pacific Time on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting for which notice has been given, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(f) To be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to a nomination under clause (iii) of Section 2.1(a) of these Bylaws, such proposed nominee or a person on such proposed nominee’s behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.1(b)(iv) or 2.1(e) of these Bylaws, as applicable) to the Secretary at the principal executive offices of the Corporation a signed and completed written questionnaire with respect to the proposed nominee’s background, qualification, stock ownership, independence and such other information as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement executed by the nominee (in the form provided by the Secretary upon written request) that such person (i) consents to being named as a nominee of such stockholder, (ii) consents to serving as a director of the Corporation if elected and intends to serve a full term on the Board, (iii) agrees to be named in any proxy materials, including the associated proxy cards, relating to the Corporation’s next annual meeting or special meeting, as applicable, pursuant to Rule 14a-19, (iv) acknowledges that as a director of the Corporation, the nominee will owe fiduciary duties under Delaware law with respect to the Corporation and its stockholders, (v) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (vi) is not and will not become a party to any Third-Party Compensation Arrangement that has not been disclosed therein; and (vii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, all publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director and (viii) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect.

(g) A person shall not be eligible for election or re-election as a director at a meeting unless the person is nominated either in accordance with Section 2.1(a)(ii) or in accordance with Section 2.1(a)(iii) of these Bylaws. In addition, no later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election or re-election as a director will provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder (x) provides notice pursuant to Rule 14a-19 and (y) subsequently (1) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (2) fails to comply with the requirements of Rule 14a-19 or (3) fails to timely provide such reasonable evidence, update, supplement or additional information sufficient to satisfy the Corporation that such requirements have been met, such stockholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such stockholder, notwithstanding that such proxies may have been received by the Corporation and counted for the purposes of determining quorum. A nominee shall not be eligible for election or re-election if a Proponent takes action contrary to the representations made under this Section 2.1 applicable to such nominee or if the information provided to the Corporation by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. Except as otherwise required by law, the Chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was not made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if the Chairperson of the meeting should so determine, such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(h) Notwithstanding the foregoing provisions of this Section 2.1, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder also must comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act. Any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 2.1(a)(iii).

(i) For purposes of Sections 2.1 and 2.2,

(i) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”); and

(ii) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the 1934 Act.

2.2 Special Meetings

(a) Special meetings of the stockholders of the Corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairperson of the Board, (ii) the Chief Executive Officer, (iii) the President or (iv) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). A special meeting may not be called by any other person or persons.

(b) For a special meeting called pursuant to Section 2.2(a), the Board shall determine the time and place of such special meeting. Following determination of the time and place of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4. No business may be transacted at a special meeting otherwise than as specified in the notice of meeting.

(c) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board, or (ii) by any stockholder who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers written notice to the Secretary setting forth the information required by Section 2.1(b)(i) for nominations at annual meetings. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if written notice setting forth the information required by Section 2.1(b)(i) for nominations at annual meetings shall be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Pacific Time on the later of the ninetieth (90th) day prior to the date of such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 2.1(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(d) Notwithstanding the foregoing provisions of this Section 2.2, a stockholder also must comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act. Any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board and/or proposals of other business to be considered pursuant to Section 2.2(c).

2.3 Place of Meeting

All meetings shall be held at the principal office of the Corporation, or at such other place as designated by the Board, either within or without the State of Delaware. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any physical place, but may instead be held solely by means of remote communication as authorized by Section 211 of the General Corporation Law of the State of Delaware (as amended, the “DGCL”).

2.4 Notice of Meeting

The Corporation shall cause to be delivered, in accordance with Section 8, to each stockholder entitled to notice of, or to vote at, an annual or special meeting of stockholders, not less than ten (10) days nor more than sixty (60) days before such meeting, written notice stating the date, time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called.

2.5 Fixing of Record Date for Determining Stockholders

For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or to make a determination of stockholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting nor more than sixty (60) days before any other action to which the record date relates. If no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting, or to receive payment of a dividend, the record date shall be 5:00 p.m., Pacific Time on the day next preceding the day on which notice is given, or if notice is waived, at 5:00 p.m., Pacific Time on the day next preceding the day on which the meeting is held. Such determination shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with Section 213 of the DGCL and this Section 2.5 at the adjourned meeting.

2.6 Stockholders’ List

At least ten (10) days before every meeting of stockholders, a complete alphabetical list of the stockholders entitled to notice of such meeting shall be made, arranged by voting group, and within each voting group by class or series, with the address of and number of shares held by each stockholder; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.7 Quorum

At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the Chairperson of the meeting or by the vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8 Adjournment and Notice of Adjourned Meetings

Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the Chairperson of the meeting or by the vote of the holders of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9 Manner of Acting

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the affirmative vote of a greater number is required by these Bylaws, the Certificate of Incorporation, the DGCL or the rules or regulations of any stock exchange applicable to the Corporation.

2.10 Proxies

A stockholder may vote by proxy executed in writing by that stockholder or by his or her attorney-in-fact. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes at the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the second sentence of this Section 2.10, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

2.11 Voting of Shares

Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

2.12 Voting for Directors

Each stockholder may vote, in person or by proxy, the number of shares owned by such stockholder that are entitled to vote at an election of directors, for as many persons as there are directors to be elected and for whose election such shares have a right to vote. Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by shares present in person or represented by proxy at the meeting and entitled to vote in the election at a meeting at which a quorum is present.

2.13 Action Without Meeting

No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

2.14 Organization

(a) At every meeting of stockholders, a member of the Board or officer of the Corporation designated by the Board shall act as Chairperson of the meeting. The Secretary, or another person directed to do so by the Chief Executive Officer or the President, shall act as secretary of the meeting.

(b) The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the Chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairperson of the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairperson of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board or the Chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.15 Inspectors of Election

The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 3. BOARD OF DIRECTORS

3.1 General Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided in these Bylaws, the Certificate of Incorporation or the DGCL.

3.2 Number, Tenure and Qualifications

Unless the Certificate of Incorporation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Directors need not be stockholders unless so required by the Certificate of Incorporation. The directors shall be divided, with respect to the time for which they severally hold office, into classes as provided in the Certificate of Incorporation.

3.3 Regular Meetings

Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board may be held at any time or date and at any place within or without the State of Delaware that has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours. No further notice shall be required for regular meetings of the Board.

3.4 Special Meetings

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairperson of the Board, the Chief Executive Officer or the President or any two (2) directors and, in the case of any special meeting of any committee designated by the Board, by the Chairperson of such Board committee.

The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board or Board committee meeting called by them.

3.5 Meetings by Telecommunications

Members of the Board or any committee designated by the Board may participate in a meeting of the Board or such Board committee by use of any means of telecommunications equipment pursuant to which all persons participating may simultaneously hear each other during such meeting. Participation by such method shall be deemed presence in person at such meeting.

3.6 Notice of Special Meetings

Notice of the time and place of all special meetings of the Board shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting.

3.7 Quorum

A majority of the number of directors determined by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board.

3.8 Manner of Acting

The act of the majority of the directors present at a Board or Board committee meeting at which there is a quorum shall be the act of the Board or Board committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

3.9 Action by Board of Directors or Committee Without a Meeting

Any action which could be taken at a meeting of the Board or of any committee designated by the Board may be taken without a meeting, if all members of the Board or Board committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board or Board committee. The action shall be effective when the last signature is placed on the consent, unless the consent specifies an earlier or later date. Such written consent, which shall have the same effect as a unanimous vote of the directors or such Board committee, shall be inserted in the minute book as if it were the minutes of a Board or Board committee meeting.

3.10 Resignation

Any director may resign at any time by delivering notice in writing or by electronic transmission to the Chairperson of the Board, the Board, or to the registered office of the Corporation. Such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

3.11 Removal

Subject to any limitations imposed by the DGCL or the Certificate of Incorporation, one or more members of the Board (including the entire Board) may be removed at any time, but only for cause, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all then-outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.12 Vacancies

Any vacancy occurring on the Board, including a vacancy resulting from an increase in the number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. A vacancy that will occur at a specific later date by reason of a resignation effective at such later date or otherwise may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

3.13 Minutes

The Board shall keep minutes of its meetings and shall cause them to be recorded in books kept for that purpose.

3.14 Executive and Other Committees

3.14.1 Creation of Committees

The Board, by resolution adopted by a majority of the number of directors fixed in the manner provided by these Bylaws, may appoint standing or temporary Board committees, including an Executive Committee, from its own number. The Board may designate one or more directors as alternate members of any Board committee, who may replace any absent or disqualified member at any meeting of the Board committee. In the absence or disqualification of a member of a Board committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The Board may invest such committee(s) with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws, the Certificate of Incorporation and the DGCL.

3.14.2 Authority of Committees

Any such Board committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such Board committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any Bylaw of the Corporation.

3.14.3 Quorum and Manner of Acting

A majority of the number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such Board committee.

3.14.4 Minutes of Meetings

All Board committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.14.5 Resignation

Any member of any Board committee may resign at any time by delivering written notice thereof to the Board, the Chairperson of the Board or the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

3.14.6 Removal

The Board may remove from office any member of any Board committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of directors fixed by or in the manner provided by these Bylaws.

3.14.7 Subcommittees

Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board designating a committee, a Board committee may create one or more subcommittees, each subcommittee to consist of one or more members of the Board committee, and delegate to a subcommittee any or all of the powers and authority of the Board committee.

3.15 Compensation

By resolution of the Board, directors and Board committee members may be paid their expenses, if any, of attendance at each Board or Board committee meeting, or a fixed sum for attendance at each Board or Board committee meeting, or a staled salary as a director or a Board committee member, or a combination of the foregoing. No such payment shall preclude any director or Board committee member from serving the Corporation in any other capacity and receiving compensation therefor.

3.16 Chairperson of the Board of Directors

If appointed, the Chairperson of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless another member of the Board or an officer is appointed or designated by the Board as Chairperson of such meeting.

SECTION 4. OFFICERS

4.1 Officers Designated

The officers of the Corporation shall include, if and when designated by the Board, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board.

4.2 Appointment and Term of Office

The officers of the Corporation shall be appointed by the Board. Unless an officer dies, resigns, or is removed from office, he or she shall hold office until his or her successor is appointed.

4.3 Resignation

Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

4.4 Removal

Subject to the rights, if any, of an officer or agent under any contract of employment, any officer or agent appointed by the Board may be removed by the affirmative vote of a majority of directors in office at the time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

4.5 Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board. If a resignation is made effective at a later date, and the Corporation accepts such future effective date, the Board may fill the pending vacancy before the effective date, if the Board provides that the successor does not take office until the effective date.

4.6 Chairperson of the Board of Directors

If appointed, the position of Chairperson of the Board shall not constitute an officer position of the Corporation, unless specifically designated as such by the Board. The Chairperson of the Board shall be a Board position as outlined in Section 3.16.

4.7 Chief Executive Officer

The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairperson of the Board has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

4.8 President

The President shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairperson of the Board or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

4.9 Vice Presidents

The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

4.10 Secretary

The Secretary shall attend all meetings of the stockholders and of the Board and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board and any Board committee requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time. The President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the Chief Executive Officer or the President shall designate from time to time.

4.11 Chief Financial Officer

The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the Chief Executive Officer or the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the Chief Executive Officer or the President shall designate from time to time.

4.12 Treasurer

Unless another officer has been appointed Chief Financial Officer of the Corporation, the Treasurer shall be the chief financial officer of the Corporation and shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board or the President and, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the Chief Executive Officer or the President shall designate from time to time.

4.13 Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or any amount.

5.2 Loans to Directors, Officers or Employees

Except as otherwise prohibited under applicable law, the Corporation may lend money to or guarantee the obligation of a director, officer or employee of the Corporation if the Board determines that the loan or guarantee may be reasonably expected to benefit the Corporation. The fact that a loan or guarantee is made in violation of this provision shall not affect the borrower’s liability on the loan.

5.3 Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 Issuance of Shares

No shares of the Corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for such shares is adequate. In the absence of fraud, such determination by the Board shall be conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

6.2 Certificates for Shares

The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates representing shares of the Corporation, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law and as shall be determined by the Board. Such certificates shall be signed by, or in the name of the Corporation by the Chairperson of the Board, the Chief Executive Officer or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. The Corporation shall not have power to issue a certificate in bearer form. All certificates shall be consecutively numbered or otherwise identified.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, such shares shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares are issued, the number of shares issued and the date of issue.

6.3 Stock Records

The stock transfer books shall be kept at the registered office or principal place of business of the Corporation or at the office of the Corporation’s transfer agent or registrar. The name and address of each person to whom shares are issued, together with the class and number of shares represented by each stock certificate, if any, and the date of issue thereof, shall be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.4 Restriction on Transfer

6.4.1 Securities Laws

A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice to the registered owner of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

6.4.2 Other Restrictions

In addition, the front or back of all certificates shall include conspicuous written notice of any further restrictions which may be imposed on the transferability of such shares.

6.5 Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary. In the case of shares of the Corporation represented by certificates, certificates surrendered to the Corporation for transfer shall be cancelled and no transfer of such shares shall be made until the former certificates for a like number of shares have been surrendered and cancelled.

6.6 Lost or Destroyed Certificates

In the case of shares of the Corporation represented by certificates, where such certificate or certificates are lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

6.7 Transfer Agent and Registrar

The Board may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the Corporation, with such powers and duties as the Board shall determine by resolution.

6.8 Officer, Transfer Agent or Registrar Ceasing to Act

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

6.9 Fractional Shares

The Corporation shall not issue fractional shares.

6.10 Stock Transfer Agreements

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of capital stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

SECTION 7. EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF
SECURITIES OWNED BY THE CORPORATION

7.1 Execution of Corporate Instruments

The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute in the name of and on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, and such execution or signature shall be binding upon the Corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board shall authorize so to do.

Unless authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2 Voting of Securities Owned by the Corporation.

The Chairperson of the Board, the Chief Executive Officer, the President or any Vice President, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

SECTION 8. MANNER OF GIVING NOTICES AND WAIVERS

8.1 Notice of Stockholders Meetings

Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records. An affidavit of mailing of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2 Notice by Electronic Transmission

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(b) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting, and (ii) the giving of such separate notice; and

(d) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.3 Notice to Stockholders Sharing an Address

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

8.4 Notice to Person to Whom Communication is Unlawful

Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

8.5 Waiver of Notice

Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

SECTION 9. BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and the Board and such other records as may be necessary or advisable.

SECTION 10. FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year; provided, however, that the Board may select a different fiscal year by resolution at any time for purposes of federal income taxes or otherwise.

SECTION 11. DIVIDENDS

The Board, subject to any restrictions contained in (a) the DGCL, (b) the Certificate of Incorporation or (c) other applicable law, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock. The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

SECTION 12. SEAL

The Board may adopt a seal of the Corporation, which will consist of the name of the Corporation and the state of its incorporation.

SECTION 13. INDEMNIFICATION

13.1 Right to Indemnification of Directors and Officers

Any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, provided such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 13.3 or with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

13.2 Right to Advancement of Expenses

The right to indemnification conferred in Section 13.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 13 or otherwise.

Notwithstanding the foregoing, unless such right is acquired other than pursuant to this Section 13, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board by a majority vote of the disinterested directors, even though less than a quorum, (b) by a committee of disinterested directors designated by majority vote of the disinterested directors, even though less than a quorum or (c) if there are no disinterested directors or the disinterested directors so direct, by independent legal counsel in a written opinion to the Board, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

13.3 Right of Indemnitee to Bring Suit

The rights to indemnification and to the advancement of expenses conferred in Sections 13.1 and 13.2 shall be contract rights. If a claim under Sections 13.1 or 13.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the full amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 13 or otherwise shall be on the Corporation.

13.4 Non-Exclusivity of Rights

The rights conferred on any person in this Section 13 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

13.5 Insurance

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who was or is a director, officer, employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

13.6 Indemnification of Employees and Agents of the Corporation

The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 13 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

13.7 No Presumption of Bad Faith

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

13.8 Survival of Rights

The rights conferred on any person by this Section 13 shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

13.9 Amendments to Law

For purposes of this Section 13, the meaning of “law” within the phrase “to the fullest extent not prohibited by law” shall include, but not be limited to, the DGCL, as the same exists on the date hereof or as it may be amended; provided, however, that in the case of any such amendment, such amendment shall apply only to the extent that it permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to the date of such amendment.

13.10 Savings Clause

If this Section 13 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Section 13 that shall not have been invalidated, or by any other applicable law.

13.11 Certain Definitions

For the purposes of this Section 13, the following definitions shall apply:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which the director or officer may be or may have been involved as a party or otherwise by reason of the fact that the director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, all costs, charges and expenses (including fees and disbursements of attorneys, accountants and other experts) actually and reasonably incurred by a director or officer in connection with any proceeding, all expenses of investigations, judicial or administrative proceedings or appeals, and any expenses of establishing a right to indemnification under these Bylaws, but shall not include amounts paid in settlement, judgments or fines.

(c) “Corporation” shall mean Viking Therapeutics, Inc., and any successor corporation thereof. The term “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 13 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a “director”, “executive officer”, “officer”, “employee” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to “other enterprises” shall include employee benefit plans. References to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan. References to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 13.

SECTION 14. AMENDMENTS

The Board is expressly empowered to adopt, alter, amend or repeal these Bylaws. Any adoption, alteration, amendment or repeal of these Bylaws by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, alter, amend or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SECTION 15. FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of these Bylaws, the Certificate of Incorporation or the DGCL, (d) any action asserting a claim against the Corporation or its directors, officers or employees governed by the internal affairs doctrine or (e)

any action to interpret, apply, enforce or determine the validity of these Bylaws or the Certificate of Incorporation, except for, as to each of clauses (a) through (e) above, any claim (i) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), or (ii) for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Section 15 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 15 (including, without limitation, each portion of any sentence of this Section 15 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 15. Failure to enforce this Section 15 would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce this Section 15.

CERTIFICATE BY SECRETARY OF ADOPTION BY BOARD OF DIRECTORS

The undersigned hereby certifies that the undersigned is the duly elected, qualified and acting Secretary of Viking Therapeutics, Inc., a Delaware corporation (the “Corporation”), and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the Corporation by the Board of Directors of the Corporation on May 9, 2023.

Executed on May 9, 2023 /s/ Brian Lian, Ph.D.

Brian Lian, Ph.D.
Secretary